UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 27, 2015

RMG NETWORKS HOLDING CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective on April 27, 2015, the board of directors (the “Board”) of RMG Networks Holding Corporation (the “Company”) appointed Jana Bell to serve as Executive Vice President and Chief Financial Officer.

Prior to joining the Company, Ms. Bell, age 51, served as Chief Financial Officer of EF Johnson Technologies, Inc., a provider of secure communications solutions, from March 2005 to April 2015. Prior to that, Ms. Bell served as President and Chief Executive Officer of Simple Products Inc., an early stage developer of innovative handset and network technologies for the disposable wireless market, from January 2003 until February 2005. She served as Chief Executive Officer, President and a director of @TRACK Communications, Inc., a provider of integrated wireless voice, data and location technologies from September 1998 until September 2002. From June 1998 until September 1998, she served as Executive Vice President and Chief Financial Officer of @TRACK. From March 1992 to June 1998, she was employed in a variety of capacities by AT&T Wireless Services and by its predecessors, LIN Broadcasting and McCaw Cellular Communications, Inc. including Vice President and Chief Financial Officer of the Southwest Region. Ms. Bell practiced public accounting for Ernst & Young LLP, last serving as an audit manager, and is a Certified Public Accountant. She holds a BBA in Accounting from Texas A&M University.

In connection with her appointment as Executive Vice President and Chief Financial Officer, Ms. Bell entered into an employment agreement (the “Employment Agreement”) with RMG Enterprise Solutions, Inc. (“RMG Enterprise”), a wholly-owned subsidiary of the Company, effective as of April 27, 2015. Ms. Bell will provide her services as Executive Vice President and Chief Financial Officer of the Company through the Employment Agreement with RMG Enterprise. Ms. Bell is an “at will” employee of the Company. Under the Employment Agreement, Ms. Bell is entitled to receive an annual salary of not less than $285,000 per year. Ms. Bell will also be entitled to an annual bonus of up to 50% of her annual base salary, subject to the achievement of annual incentive goals for Ms. Bell to be established annually by RMG Enterprise’s Chief Executive Officer. The Employment Agreement also provides that, upon approval from the Board, Ms. Bell will be eligible to receive a stock option grant exercisable for 120,000 shares of the Company’s common stock.

If RMG Enterprise terminates the Employment Agreement without “cause” (as defined in the Employment Agreement) or Ms. Bell is deemed to have been “constructively terminated” (as defined in the Employment Agreement), RMG Enterprise will be obligated to (1) pay to Ms. Bell all accrued but unpaid salary and benefits, (2) pay to Ms. Bell any annual bonus payable to her under the Employment Agreement, pro-rated for the period of the fiscal year during which Ms. Bell was employed by RMG Enterprise and (3) continue to pay Ms. Bell’s base salary until the six month anniversary of her termination date, subject to Ms. Bell’s execution of a release of all claims against RMG Enterprise and its affiliates on or before the 21st day following her separation from service. If Ms. Bell’s employment is terminated due to her death or disability, RMG Enterprise will be obligated to pay to Ms. Bell all accrued but unpaid salary and benefits, as well as any annual bonus payable to her under the Employment Agreement, pro-rated for the period of the fiscal year during which Ms. Bell was employed by RMG Enterprise.

The Employment Agreement contains customary confidentiality provisions, which apply both during and after the term of the Employment Agreement, and customary non-competition and non-solicitation provisions, which apply during the term of the Employment Agreement and for six months thereafter.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events

On April 27, 2015, the Company issued a press release regarding the appointment of Ms. Bell. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated hereby by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 27, 2015, by and between RMG Enterprise Solutions, Inc. and Jana Bell.
99.1	Press release issued April 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 27, 2015

RMG NETWORKS HOLDING CORPORATION

By:  /s/ David Mace Roberts

Name: David Mace Roberts

Title: SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 27, 2015, by and between RMG Enterprise Solutions, Inc. and Jana Bell.
99.1	Press release issued April 27, 2015.